Exhibit 99.2

Index to Pro Forma Financial Information

Page

Unaudited Pro Forma Condensed Consolidated Financial Statements of iStar Financial, Inc.
Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2010 (unaudited)	3
Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2010 (unaudited)	4
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2009 (unaudited)	5
Notes to the Pro Forma Condensed Consolidated Financial Statements (unaudited)	6

iStar Financial Inc.

Pro Forma Condensed Consolidated Financial Statements

On July 29, 2010, iStar Financial Inc. (together with its subsidiaries, the “Company” or “iStar”) acquired an ownership interest of approximately 24% in LNR Property Corporation (“LNR”) as part of their recapitalization. LNR is a servicer and special servicer of commercial mortgage loans and CMBS and a diversified real estate investment, finance and management company.  In the transaction, the Company and a group of investors, including other creditors of LNR, acquired 100% of the common stock of LNR in exchange for cash and the extinguishment of existing senior notes of LNR’s parent holding company (the “Holdco Notes”).  The Company’s share of the consideration paid was $100.0 million in cash and $100.0 million aggregate principal amount of Holdco Notes exchanged for $20.0 million of equity.  LNR used the cash proceeds received from the issuance of the common stock plus other cash on hand to pay down a portion of its existing senior term loan. As a lender under the senior term loan, the Company’s loan was paid down from an outstanding principal balance of $102.0 million to $50.8 million. As part of the recapitalization, for so long as iStar maintains a specified ownership interest in LNR, iStar will have the right to designate two members to LNR’s board of managers (or the equivalent thereof).

Basis of Presentation

The accompanying unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2010 has been prepared to reflect the effect of the LNR transactions as if they had occurred on June 30, 2010.  The accompanying  unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2010 and for the year ended December 31, 2009, are presented assuming the LNR transactions had been completed on January 1, 2009. Included in the Company’s respective unaudited Pro Forma Condensed Consolidated Statements of Operations are the Company’s share of LNR’s operating results for the six months ended May 31, 2010 and for the fiscal year ended November 30, 2009.    Also included in the unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2009 are pro forma adjustments to reflect the impact of certain other completed transactions as described further in (H) below.

In management’s opinion, all material adjustments necessary to reflect the impact of the LNR transactions and the other completed transactions have been made in the accompanying unaudited Pro Forma Condensed Consolidated Financial Statements. The unaudited pro forma adjustments, as presented, are based on estimates and certain information that is currently available. The accompanying unaudited Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of the financial condition, results of operations or cash flows that would have been reported had the transactions occurred on the dates specified, nor are they indicative of the Company’s future financial condition or results of operations. The unaudited pro forma adjustments are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K/A.

The unaudited condensed consolidated pro forma financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the period ended June 30, 2010, and the consolidated financial statements and notes thereto of LNR Property Holdings Ltd. and Subsidiaries, the predecessor to LNR, for the year ended November 30, 2009, and the six months ended May 31, 2010 filed herewith.

iStar Financial Inc.
Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2010
(In thousands, except share data)
(unaudited)

	As Reported	Pro Forma Adjustments (A)		Pro Forma
ASSETS
Loans and other lending investments, net	$6,115,092	$(71,217)	B	$6,043,875
Corporate tenant lease assets, net	1,849,423	—		1,849,423
Other investments	422,203	120,000	C	542,203
Real estate held for investment, net	636,239	—		636,239
Other real estate owned	890,881	—		890,881
Cash and cash equivalents	531,520	(48,783)	D	482,737
Restricted cash	12,744	—		12,744
Accrued interest and operating lease income receivable, net	50,929	—		50,929
Deferred operating lease income receivable	65,825	—		65,825
Deferred expenses and other assets, net	79,048	—		79,048
Total assets	$10,653,904	$—		10,653,904
LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other liabilities	$182,937	$—		$182,937
Debt obligations, net	8,619,955	—		8,619,955
Total liabilities	8,802,892	—		8,802,892
Commitments and contingencies	—	—		—
Redeemable noncontrolling interests	7,441	—		7,441
Equity:
iStar Financial Inc. shareholders’ equity:
Preferred Stock Series D, E, F, G and I, liquidation preference $25.00 per share	22	—		22
High Performance Units	9,800	—		9,800
Common Stock, $0.001 par value, 200,000 shares authorized, 138,123 issued and 93,382 outstanding at June 30, 2010	138	—		138
Additional paid-in capital	3,800,637	—		3,800,637
Retained earnings (deficit)	(1,858,829)	—		(1,858,829)
Accumulated other comprehensive income	133	—		133
Treasury stock, at cost, $0.001 par value, 44,741 shares at June 30, 2010	(154,932)	—		(154,932)
Total iStar Financial Inc. shareholders’ equity	1,796,969	—		1,796,969
Noncontrolling interests	46,602	—		46,602
Total equity	1,843,571	—		1,843,571
Total liabilities and equity	$10,653,904	$—		$10,653,904

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

iStar Financial Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the six months ended June 30, 2010
(In thousands, except per share data)
(unaudited)

	For the Six Months Ended June 30, 2010
	As Reported	Pro Forma Adjustments (E)		Pro Forma
Revenue:
Interest income	$203,085	$(1,453)	F	$201,632
Operating lease income	89,264	—		89,264
Other income	14,253	—		14,253
Total revenue	306,602	(1,453)		305,149
Costs and expenses:
Interest expense	169,529	—		169,529
Operating costs—corporate tenant lease assets	6,764	—		6,764
Depreciation and amortization	32,867	—		32,867
General and administrative	52,330	—		52,330
Provision for loan losses	198,828	—		198,828
Impairment of other assets	13,209	—		13,209
Other expense	36,993	—		36,993
Total costs and expenses	510,520	—		510,520
Income (loss) before earnings from equity method investments and gain on early extinguishment of debt	(203,918)	(1,453)		(205,371)
Gain on early extinguishment of debt	108,780	—		108,780
Earnings from equity method investments	25,180	(11,210)	G	13,970
Income (loss) from continuing operations	$(69,958)	$(12,663)		$(82,621)
Per common share data:
Income (loss) attributable to iStar Financial Inc. from continuing operations:
Basic and diluted (1)	$(0.94)			$(1.08)
Weighted average number of common shares—basic and diluted	93,651			93,651
Per HPU share data:
Income (loss) attributable to iStar Financial Inc. from continuing operations:
Basic and diluted (1)	$(177.33)			$(202.19)
Weighted average number of HPU shares—basic and diluted	15			15

Explanatory Note:

(1)          For the six months ended June 30, 2010, pro forma income (loss) attributable to iStar Financial Inc. from continuing operations and allocable to the common shareholder and HPU holders was ($100,747) and ($3,033), respectively, on both a basic and dilutive basis.

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

iStar Financial Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2009
(In thousands, except per share data)
(unaudited)

	For the Year Ended December 31, 2009
	As Reported	Pro Forma Adjustments (E)		Completed Transactions (H)	Pro Forma
Revenue:
Interest income	$557,809	$(18,133)	F	$—	$539,676
Operating lease income	305,007	—		(114,563)	190,444
Other income	30,468	—		(11)	30,457
Total revenue	893,284	(18,133)		(114,574)	760,577
Costs and expenses:
Interest expense	481,116	—		(65,748)	415,368
Operating costs—corporate tenant lease assets	23,467	—		(6,725)	16,742
Depreciation and amortization	97,869	—		(31,750)	66,119
General and administrative	127,044	—		(11)	127,033
Provision for loan losses	1,255,357	—		—	1,255,357
Impairment of other assets	126,885	—		—	126,885
Other expense	104,795	—		(496)	104,299
Total costs and expenses	2,216,533	—		(104,730)	2,111,803
Income (loss) before earnings (loss) from equity method investments and other items	(1,323,249)	(18,133)		(9,844)	(1,351,226)
Gain on early extinguishment of debt	547,349			—	547,349
Earnings (loss) from equity method investments	5,298	(159,573)	G	—	(154,275)
Income (loss) from continuing operations	$(770,602)	$(177,706)		$(9,844)	$(958,152)
Per common share data:
Income (loss) attributable to iStar Financial Inc. from continuing operations (1):
Basic and diluted	$(7.89)				$(9.71)
Weighted average number of common shares—basic & diluted	100,071				100,071
Per HPU share data:
Income (loss) attributable to iStar Financial Inc. from continuing operations (1):
Basic and diluted	$(1,503.13)				$(1,837.60)
Weighted average number of HPU shares—basic and diluted	15				15

Explanatory Note:

(1)          For the year ended December 31, 2009, pro forma income (loss) attributable to iStar Financial Inc. from continuing operations and allocable to the common shareholder and HPU holders was ($971,838) and ($27,564), respectively, on both a basic and dilutive basis.

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

iStar Financial Inc.

Notes to the Pro Forma Condensed Consolidated Financial Statements

(unaudited)

Unaudited Pro Forma Adjustments

The pro forma adjustments have been prepared to reflect the following:

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2010 (unaudited):

(A)      Adjustments reflect the effect of the LNR transactions as if they had occurred on June 30, 2010.

(B)        Reflects LNR’s repayment to the Company of $51.2 million of outstanding senior term loans.  Also reflects the elimination of $20.0 million net carrying value of the Company’s Holdco Notes which were exchanged for an equity investment in LNR.

(C)        Reflects the Company’s $100.0 million equity investment in LNR paid in cash and the exchange of the Company’s Holdco Notes with a net carrying value of $20.0 million for the equity investment in LNR.

(D)       Reflects the net cash activity due to the LNR transactions: (1) payment of $100.0 million for an equity investment in LNR and (2) receipt of $51.2 million from LNR to repay a portion of its outstanding senior term loans.

Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2010 and for the year ended December 31, 2009 (unaudited):

(E)         Adjustment reflects the effect of the LNR transactions as if they had occurred on January 1, 2009.

(F)         Reflects the reduction in interest income due to the repayment to the Company of $51.2 million of outstanding senior term loans as well as the exchange of HoldCo Notes.

(G)        In accordance with GAAP, the Company’s share of losses from its equity method investment in LNR is limited to its aggregate investment in LNR, representing its $120.0 million total equity investment and $50.8 million remaining outstanding balance of its senior term loans. Accordingly, for the year ended December 31, 2009 and the six months ended June 30, 2010, amount reflects the Company’s 24% share of losses from its equity method investment in LNR, limited to its aggregate investment. For the six months ended June 30, 2010, the Company’s equity method losses from LNR do not include $4.8 million of losses that exceeded its aggregate investment in LNR.

The Company’s 24% share of losses was based on losses allocable to parent as reflected on LNR’s Consolidated Statements of Operations for the respective periods, adjusted for pro forma purposes. These adjustments include the reduction of interest expense associated with the exchange of HoldCo Notes for equity and LNR’s repayment of outstanding senior term loans, the amortization of special servicing rights intangible assets, the reduction of general and administrative expenses related to recapitalization costs, and the elimination of income tax expenses (benefit).

(H)       On July 29, 2010, the Company sold a portfolio of 32 Corporate Tenant Lease assets and repaid its remaining debt that was collateralized by the portfolio of assets. The pro forma adjustments assume the sale occurred on January 1, 2009 and eliminates revenues, costs and expenses directly attributable to the portfolio. In addition, the pro forma adjustments include the reduction of interest expense related to debt which was collateralized by the portfolio assuming the debt had been repaid on January 1, 2009 (refer to Form 8-K filed on July 1, 2010).